HubCentrix Inc. and iGambit Inc. sign Letter of Intent for iGambit Inc.

to acquire the assets of HubCentrix Inc.

Smithtown, NY (Marketwired - August 26, 2016), HubCentrix and

iGambit Inc.(OTCQB:IGMB) sign LOI .

Under  the  terms  of  the  LOI,  iGambit  Inc.  will  acquire  substantially  all  the assets  of  HubCentrix  Inc.  and  will  assume  certain  specifically  identified  lia-

bilities.   Payment  for  the  acquisition  will  be  made  in  the  form  of  iGambit common stock.

iGambit Inc. and HubCentrix Inc.  will collaborate in the preparation of a Asset Purchase Agreement.

iGambit  Inc.  estimates  a  closing  within  45-60  days  from  the  signing  of the Letter of Intent and the commencement of due diligence. iGambit Inc.

will use its best efforts to speed the transaction to a closing.

The LOI has certain binding and non-binding obligations, and the transac-

tion is subject to various conditions to closing, including satisfactory com-

pletion  of  due  diligence,  approval  of  the  Company’s  shareholders,  if  re-

quired, and definitive documentation.  A copy of the Form 8-K report may be accessed at www.sec.gov

John  Salerno,  Chairman  of  iGambit,  stated,  “We  feel  their  qualified technical team and marketing and brand identity skills are the perfect com-

plement  to  our pending  CyberCare Health  Network acquisition.  More-

over  HubCentrix’s  newly  launched  wellness  management  software  fur-

ther  enhances  the  ability  for  CyberCare  to  fulfill  its  mission  and  grow rapidly as the new industry gains momentum.”

Jerry  Robinson,  CEO  of  HubCentrix,  stated,  “We  see  significant  syn-

ergy between our companies’ offerings. The HubCentrix Annual Wellness

Visit  Portal  automates  the  process  by  allowing  the  patient  or  provider  to complete  a  Health  Risk  Assessment  (HRA)  online.  Our  algorithm  pro-

duces detailed patient reports,  physician reports,  and summary  reports for billing. The HRA identifies those patients who are at risk for chronic con-

ditions, allowing the physician and the patient to be pro-active on address-

ing issues before they become life-threatening and costly.  As these chronic care patients are identified the need for CyberCare’s Electronic Housecall system and wearable medical devices expands.”

For more information, please visit www.cybercarehn.com.

The importance of an Annual Wellness Visit (AWV) is so valued by

Medicare that this preventive care is provided at no cost. The AWV is a

Medicare-sanctioned, wellness program provided free of cost to medicare patients 66+. There are over 44 million medicare recipients and less than

12% are enrolled in the AWV.

The HubCentrix AWV application was designed specifically for medi-

care patients; however, the HRA is a standardized method of collecting health risk data that is used by multiple organizations to identify the health risks of their population.

About: HubCentrix Inc.

HubCentrix is located in St. Petersburg, Florida and serves clients through-

out the U.S. The company has been at the forefront of web-based collabo-

ration and digital asset management. HubCentrix has a special expertise in streamlining  the  process  of  capturing  and  managing  information  in  the document-intensive medical field.

For more information, please visit www.hubcentrix.com.

About: iGambit Inc:

iGambit (OTCQB: IGMB) is a fully reporting publicly-held company.

We are a diversified company pursuing specific technology strategies and objectives.  These objectives have included, among others, the acquisi-

tion of early-stage technology companies with strong growth potential easily recognized in the public arena. We believe that the background of our management and of our Board of Directors in the technology markets is a valuable resource that makes us a desirable business partner.  We ex-

pect to work to assume an active role in the development and growth of the new company, providing both strategic guidance and operational sup-

port. The management of iGambit believes that it can leverage its collec-

tive expertise to help position the combined company to produce high-

margin, recurring and predictable earnings and generate long-term value for our stockholders. For more information, please visit www.igam-

bit.com. Information on our website does not comprise a part of this press release.

Safe Harbor:

Certain statements and information included in this press release consti-

tute "forward-looking statements" within the meaning of the Federal Pri-

vate Securities Litigation Act of 1995. When used in this press release,

the words or phrases "will likely result," "expected to," "will continue,"

"anticipated," "estimate," "projected," "intends," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, in-

cluding but not limited to, economic conditions, dependence on manage-

ment, dilution to shareholders, lack of capital changes in laws or regula-

tions, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, demand for products and services of the Company, newly developing technologies, its ability to compete, conflicts of interest related to party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition, and the ability of the Company to obtain additional fi-

nancing. Such factors could materially adversely affect the Company's fi-

nancial performance and could cause the Company's actual results for fu-

ture periods to differ materially from any opinions or statements ex-

pressed within this press release.

Contact:

Bill Robertson

Ph. No. 604 837 3835